UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 30, 2012

CAPE BANCORP, INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland	001-33934	26-1294270
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

225 North Main Street, Cape May Courthouse, New Jersey		08210
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (609) 465-5600

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

The Annual Meeting of Shareholders was held on April 30, 2012. The matters listed below were submitted to a vote of the shareholders through the solicitation of proxies, and the proposals are described in detail in Cape Bancorp, Inc.’s Proxy Statement filed with the Securities and Exchange Commission on March 23, 2012. The final results of the shareholder votes are as follows:

Proposal 1 – Election of Directors

	For	Withheld	Broker Non-Votes
Mark A. Benevento	9,999,922	455,521	2,014,683
Michael D. Devlin	10,044,817	410,626	2,014,683
Matthew J. Reynolds	10,075,558	379,885	2,014,683

Proposal 2 – An advisory, non-binding resolution to approve executive compensation described in the Proxy Statement

The shareholders approved the proposal regarding the compensation of the named executive officers as disclosed in the proxy statement, as follows:

For	10,030,725
Against	385,778
Abstain	38,940
Broker non-votes	2,014,683

Proposal 3 – Ratification of Appointment of Independent Registered Public Accounting Firm

The shareholders approved the ratification of KPMG LLP as Cape Bancorp, Inc.’s independent registered public accounting firm for the year ending December 31, 2012, as follows.

For	12,242,189
Against	216,733
Abstain	11,204

Item 7.01	Regulation FD Disclosure

The Company made a presentation at its Annual Meeting of Stockholders held at The Cape Bank Conference Center, located at 211 North Main Street, Cape May Court House, New Jersey 08210, at 10:00 a.m., local time, on April 30, 2012. The presentation provides an overview of the Company’s business and strategic focus. A copy of the presentation is attached as Exhibit 99.1 to this report and is being furnished to the SEC and shall not be deemed filed for any purpose.

Item 9.01. Financial Statements and Exhibits

(a)	Financial statements of businesses acquired. Not Applicable.

(b)	Pro forma financial information. Not Applicable.

(c)	Shell company transactions: Not Applicable.

(d)	Exhibits.

Exhibit No.	Description

99.1	Presentation made at the Company’s Annual Meeting of Stockholders on April 30, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CAPE BANCORP, INC.

DATE: May 1, 2012	By:	/s/ Guy Hackney
Guy Hackney
Chief Financial Officer